Exhibit 8.1

Subsidiaries of the Registrant

The following are the subsidiaries of the Registrant:

#	Entity	Principal activities	Functional currency	Country
1	Nu Pagamentos S.A. – Instituição de Pagamentos (“Nu Pagamentos”)	Credit card and prepaid account operations	BRL	Brazil
2	Nu Financeira S.A. – SCFI (“Nu Financeira”)	Loan operations	BRL	Brazil
3	Nu Investimentos Corretora de Valores S.A (“Nu Investimentos”)	Investment platform	BRL	Brazil
4	NuPay for Business Instituição de Pagamento Ltda. ("NuPay")	Payment Hub	BRL	Brazil
5	Internet – Fundo de Investimento em Participações Multiestratégia (“Internet FIP”)	Investment company	BRL	Brazil
6	Nu Asset Management Ltda. (“Nu Asset”)	Fund manager	BRL	Brazil
7	Nu Brasil Serviços Ltda. ("Nu Serviços")	Administrative Services	BRL	Brazil
8	Nu Brasil Tecnologia Ltda. ("NuTecnologia")	Information Technology Activities	BRL	Brazil
9	Nu Canais Ltda. (“Nu Canais”)	Insurance commission	BRL	Brazil
10	NuCommerce Ltda. (“Nu Plataformas”)	Services platform	BRL	Brazil
11	Nu Corretora de Seguros Ltda. (“Nu Corretora de Seguros”)	Insurance commission	BRL	Brazil
12	Nu Crypto Ltda. ("Nu Crypto")	Crypto services	BRL	Brazil
13	Olivia AI do Brasil Participações Ltda. ("Olivia Participações")	Services platform	BRL	Brazil
14	Olivia AI do Brasil – Instituição de Pagamento Ltda. ("Olivia IP")	Services platform	BRL	Brazil
15	Vérios Gestão de Recursos Ltda. (“Vérios”)	Fund manager	BRL	Brazil
16	Nu México Financiera, S.A. de C.V., S.F.P. – former (“Nu Mexico Financiera”)	Multiple purpose financial company	MXN	Mexico
17	Nu BN México, S.A. de CV (“Nu México”)	Multiple purpose financial company	MXN	Mexico
18	Nu BN Servicios México, S.A. de CV (“Nu Servicios”)	Credit card operations	MXN	Mexico
19	Nu BN Tecnologia, S.A de CV (“Nu Tecnologia”)	Computer consulting service	MXN	Mexico
20	Nu Colombia Compañía de Financiamiento S.A. ("Nu Colombia Financiera")	Loan operations and prepaid account	COP	Colombia
21	Nu Colombia SAS	Services platform	COP	Colombia
22	Nu Global Argentina S.A.	Services platform	ARS	Argentina
23	Nu Global Peru SAC	Services platform	PEN	Peru
24	Nu Global AG	Services platform	CHF	Switzerland
25	Nuplat S.A. ("Nuplat")	Talent E-Hub	UYU	Uruguay
26	Nu Tecnologia S.A (“Nu Tecnologia”)	Multiple purpose financial company	UYU	Uruguay
27	Nu Uruguay Investments S.A. ("Nu Uruguay Investments")	Holding Company	UYU	Uruguay
28	Nu 1-A, LLC (“Nu 1-A”)	Holding Company	US$	USA
29	Nu 2-A, LLC (“Nu 2-A”)	Holding Company	US$	USA
30	Nu 3-A, LLC (“Nu 3-A”)	Holding Company	US$	USA
31	Nu 1-B, LLC (“Nu 1-B”)	Holding Company	US$	USA
32	Nu 2-B, LLC (“Nu 2-B”)	Holding Company	US$	USA
33	Nu 3-B, LLC (“Nu 3-B”)	Holding Company	US$	USA
34	Nu MX LLC (“Nu MX”)	Holding Company	US$	USA
35	Nu North America, Inc. (“Nu North America”)	Technology E-Hub	US$	USA
36	Nu USA LLC	Holding Company	US$	USA
37	Olivia AI, Inc ("Olivia Inc")	Services platform	US$	USA